EXHIBIT 23.1

GOLDSTEIN GOLUB KESSLER LLP

Certified Public Accountants and Consultants

CONSENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
EVCI Career Colleges Holding Corp.

We hereby consent to the incorporation by reference on the Registration Statement of EVCI Career Colleges Holding Corp. on Form S-8 of our report dated March 6, 2006, except for Note 9, as to which the date is March 31, 2006, the last paragraph of Note 10, as to which the date is March 8, 2006 and Note 16, as to which the date is April 10, 2006, on the financial statements of EVCI Career Colleges Holding Corp. as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005, appearing in the annual report on Form 10-K/A Amendment No. 2 of EVCI Career Colleges Holding Corp. for the year ended December 31, 2005.

Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

June 28, 2006

1185 Avenue of the Americas Suite 500 New York, NY 10036-2602
TEL 212 372 1800 FAX 212 372 1801 www.ggkllp.com